UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2007
Entertainment Properties Trust
(Exact name of registrant as specified in its charter)

Maryland	1-13561	43-1790877
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
30 West Pershing Road, Suite 201
Kansas City, Missouri 64108
(Address of principal executive office)(Zip Code)
(816) 472-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As disclosed on Forms 8-K and 8-K/A, filed with the Securities and Exchange Commission, on February 1, 2006 and March 15, 2006, respectively, we entered into that certain Amended and Restated Master Credit Agreement (the “Master Credit Agreement”), dated January 31, 2006, by and among 30 West Pershing, LLC, Entertainment Properties Trust, EPR Hialeha, Inc., Westcol Center, LLC and EPT Melbourne, Inc., and KeyBank National Association, as administrative agent and lender, KeyBanc Capital Markets, as sole lead arranger and sole book manager, JPMorgan Chase Bank, N.A., as documentation agent, and the other lenders party thereto.
     On April 18, 2007, the parties to the Master Credit Agreement entered into Amendment No. 1 to Amended and Restated Master Credit Agreement (“Amendment No. 1”). Amendment No. 1 effects certain changes to the Master Credit Agreement and the rights and obligations of the parties thereto including, but not limited to:
1.	expanding the types of assets which may be used in calculating the borrowing base, subject to certain limitations;

2.	providing a more favorable valuation of megaplex theatres and entertainment related assets in the calculation of the borrowing base and the leverage ratio;

3.	allowing unsecured recourse indebtedness beyond the unsecured credit facility;

4.	relaxing certain limitations on permitted investments; and

5.	increasing the letter of credit subline to $70,000,000.
     This summary of Amendment No 1. does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of Amendment No. 1, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 8.01 Other Events.
     On April 20, 2007, Entertainment Properties Trust (the “Company”) issued a Notice of Redemption (the “Notice of Redemption”) to the registered holders of the Company’s 9.50% Series A Cumulative Redeemable Preferred Shares (the “Series A Preferred Shares”), notifying such holders of the Company’s intent to redeem all of the outstanding Series A Preferred Shares on May 29, 2007 for a redemption price of $25.00 per share, plus $0.3892361 per share (the amount equal to all dividends accrued and unpaid thereon through the redemption date).
     On April 20, 2007, the Company issued a press release regarding the Notice of Redemption.
     The Notice of Redemption is attached hereto as Exhibit 99.1 and the related press release is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
Exhibit 10.1	Amendment No. 1 to Amended and Restated Master Credit Agreement
Exhibit 99.1	Notice of Redemption
Exhibit 99.2	Press release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST
By:	/s/ Mark A. Peterson
Mark A. Peterson
Vice President and Chief Financial Officer

Date: April 20, 2007

INDEX TO EXHIBITS

Exhibit	Description

Exhibit 10.1	Amendment No. 1 to Amended and Restated Master Credit Agreement
Exhibit 99.1	Notice of Redemption
Exhibit 99.2	Press release